Exhibit 99.1

MEDIA CONTACT:                                   COMPANY CONTACT:
Stew Chalmers                                    Perry Grace
Positio Public Relations                         ZiLOG, Inc.
T: 408-453-2400                                  T: 408-558-8500
E: stew@positio.com                              E: investor_relations@zilog.com

               ZiLOG(R) ANNOUNCES MARCH 31, 2006 FINANCIAL RESULTS

San Jose, CA (May 18, 2006) - ZiLOG(R), Inc. (NASDAQ: ZILG), the creator of the Z80 microprocessor and a leading innovator of integrated 8 bit microcontroller solutions, today reported results for its three and twelve month fiscal periods ended March 31, 2006 in accordance with its previously announced change to a March 31 fiscal year end. Sales for the three month period ended March 31, 2006 were $20.2 million as compared to sales of $17.6 million in the immediately preceding three month period and $20.2 million for the three months ended March 31, 2005.

GAAP net loss for the three months ended March 31, 2006 was $2.9 million or 17 cents per share as compared to a GAAP net loss of $3.1 million or 19 cents per share for the three months ended December 31, 2005 and a GAAP net loss of $6.6 million or 41 cents per share in the three month ended March 31, 2005. The net loss for the March, 2006 quarter includes a $0.5 million charge to cost of sales reflecting an adjustment to inventories for lower costs of embedded Flash wafers and $0.4 million in legal expenses, including costs related to the Microchip patent lawsuit that is now under re-examination with the U.S. Patent Office and has been put on stay in the U.S. Federal Court in Arizona pending this review. The GAAP net loss included a tax provision of $0.7 million, $0 million and $0.8 million for the three months ended March, 31 2006, December 31, 2005 and March 31, 2005, respectively. A significant portion of the tax provision reflects non-cash charges that will continue to be amortized through December 31, 2007.

GAAP gross margin for the quarter ended March 31, 2006, was 44 percent of sales as compared to 45 percent of sales in the previous quarter and 38 percent of sales for the three month period ended March 31, 2005. Non-GAAP gross margin for the three month ended March 31, 2006 excluding the embedded Flash inventory adjustment (described above) was 46 percent of sales. On a Non-GAAP basis (defined below) the company reported a net loss for the three months ended March 31, 2006 of $2.0 million or 12 cents per share as compared to a non-GAAP net loss of $2.2 million or 13 cents per share and $5.0 million or 31 cents per share in the previous three month period and for the three months ended March 31, 2005, respectively.

Sales for the twelve month period ended March 31, 2006 were $78.8 million as compared to $89.8 million for the comparative twelve month period a year ago. GAAP net loss for the twelve months ended March 31, 2006 was $16.9 million or $1.03 per share as compared to GAAP net loss of $25.1 million or $1.54 per share for the March 31, 2005 fiscal year.

"Sequentially in the March, 2006 quarter we experienced stronger distribution resales of our legacy products and a 24 percent growth in sales of our remote control business. Our embedded Flash business increased 73 percent year on year and continues to gain traction in the market" stated Jim Thorburn, ZiLOG's chief executive officer. "We continue to benefit from our wafer foundry partnerships as we see lower wafer pricing as a result of our increasing Flash volumes which is reflected in our non-GAAP gross margin improvement. This improvement coupled with strong bookings, the progress we made in the Microchip lawsuit, the sale of the Mod III facility in Idaho and the resulting growth in cash, after excluding cash that will be paid to the Mod III Preferred Shareholders when the subsidiary is liquidated, is indicative of the progress we are making" commented Thorburn.

The company shipped approximately 1,700 development tool kits for the three months ended March 31, 2006 and added more than 200 new embedded Flash silicon customers in the quarter taking the cumulative increase in customers to in excess of 2,400 since the company introduced its first new embedded Flash 8 bit microcontrollers in November, 2002.

"Our embedded Flash Z8Encore! XP and Motor Control products continue to draw attention and provide opportunities for long term growth in the market place. Our universal remote control sales increased annually reflecting the demand for our expansive database which allows communications to more than 70,000 end appliances in the home. With the recent announcement of our ARM 9 family of 32-bit microprocessors to support the secured transaction market, we are continuing to build strength through differentiation in support of our system on a chip Application Specific Standard Products (ASSP) strategy." said Thorburn "Although we have experienced very strong bookings in the March, 2006 quarter we are, however, cautious in our outlook for the June quarter and currently estimate net sales will sequentially increase by 1 to 3 per cent and we are continuing to monitor closely the distribution inventory and resale rates" Thorburn concluded.

NON-GAAP FINANCIAL INFORMATION

Included above and within the attached schedules are certain non-GAAP financial figures. Management believes that non-GAAP net income (loss) and Adjusted EBITDA are useful measures of operating performance and liquidity because they exclude the impact of amortization of intangible assets, stock-based compensation and special and other one time charges. In addition, management believes that Adjusted EBITDA is a useful measure because it excludes non-cash depreciation and amortization, and non-operating interest and income taxes and it is used by the Company to determine vesting of certain employee stock options. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to net income (loss) and net cash provided by operating activities, or other financial measures prepared in accordance with GAAP.

Summarized below are the reconciliations to the GAAP equivalents of these Non-GAAP measures.

                                   ZiLOG, INC.
              NON-GAAP SELECTED QUARTERLY & YEAR-END FINANCIAL DATA
                    INCLUDIG NON-GAAP TO GAAP RECONCILIATIONS
          (Amounts in millions except percentages, selected key metrics and per share amounts)
                                   (UNAUDITED)

                                                         -----------------------------------------   ------------------------------
                                                                     THREE MONTHS ENDED                   TWELVE MONTHS ENDED
                                                         -----------------------------------------   ------------------------------
                                                         MAR. 31,   DEC. 31,   SEP. 30,   JUN. 30,   MAR. 31,   MAR. 31,   MAR. 31,
                                                           2006       2005       2005       2005       2005       2006       2005
                                                         --------   --------   --------   --------   --------   --------   --------
NON-GAAP CONDENSED STATEMENT OF OPERATIONS
------------------------------------------
    (includes supplemental Non-GAAP information)
Net sales                                                $   20.2   $   17.6   $   20.5   $   20.6   $   20.2   $   78.8   $   89.8
Non-GAAP Cost of sales                                       10.9        9.7       12.4       12.0       12.2       44.9       49.3
                                                         --------   --------   --------   --------   --------   --------   --------
Non-GAAP Gross margin                                         9.3        7.9        8.1        8.6        8.0       33.9       40.5
Non-GAAP Gross margin %                                        46%        45%        40%        42%        40%        43%        45%

Operating expenses:
      Research and development                                5.0        5.2        5.6        5.2        5.2       21.0       21.1
      Selling, general and administrative                     5.8        5.0        5.5        6.6        7.1       22.9       28.2
                                                         --------   --------   --------   --------   --------   --------   --------
       Total operating expenses                              10.8       10.2       11.1       11.8       12.3       43.9       49.3
                                                         --------   --------   --------   --------   --------   --------   --------
Non-GAAP operating loss                                  $   (1.5)  $   (2.3)  $   (3.0)  $   (3.2)  $   (4.3)  $  (10.0)  $   (8.8)

Other income                                                  0.2        0.1        0.2        0.2        0.1        0.7        0.3
Provision for income taxes                                    0.7          -        0.7        0.6        0.8        2.0        2.4
                                                         --------   --------   --------   --------   --------   --------   --------
Non-GAAP net loss                                        $   (2.0)  $   (2.2)  $   (3.5)  $   (3.6)  $   (5.0)  $  (11.3)  $  (10.9)
                                                         ========   ========   ========   ========   ========   ========   ========
Non-GAAP weighted average diluted shares                     16.6       16.4       16.3       16.3       16.2       16.4       16.2
Non-GAAP basic or diluted loss per share                 $  (0.12)  $  (0.13)  $  (0.21)  $  (0.22)  $  (0.31)  $  (0.69)  $  (0.67)
                                                         ========   ========   ========   ========   ========   ========   ========

RECONCILIATION OF NON-GAAP INFORMATION TO GAAP RESULTS
------------------------------------------------------
Non-GAAP Gross Margin                                         9.3        7.9        8.1        8.6        8.0       33.9       40.5
      Cost of sales - relating to MOD II closure                -          -          -          -       (0.3)         -       (2.8)
      Cost of sales relating to inventory adjustments        (0.5)         -          -          -          -       (0.5)         -
                                                         --------   --------   --------   --------   --------   --------   --------
      Total Non-GAAP adjustments                             (0.5)         -          -          -       (0.3)      (0.5)      (2.8)
                                                         --------   --------   --------   --------   --------   --------   --------
GAAP Gross Margin                                        $    8.8   $    7.9   $    8.1   $    8.6   $    7.7   $   33.4   $   37.7
                                                         ========   ========   ========   ========   ========   ========   ========
GAAP Gross Margin %                                            44%        45%        40%        42%        38%        42%        42%

Non-GAAP operating loss                                  $   (1.5)  $   (2.3)  $   (3.0)  $   (3.2)  $   (4.3)  $  (10.0)  $   (8.8)
      Special charges and reorganization items               (0.1)       0.3        0.7        1.5        0.4        2.4        5.9
      Cost of sales - relating to MOD II closure                -          -          -          -        0.3          -        2.8
      Cost of sales relating to inventory adjustments         0.5                     -          -          -          -        0.5
      Amortization of intangible assets                       0.4        0.5        0.5        0.5        0.6        1.9        3.7
      Non-cash stock-based compensation                       0.1        0.1        0.1        0.5        0.3        0.8        1.9
                                                         --------   --------   --------   --------   --------   --------   --------
    Total non-GAAP adjustments                               (0.9)      (0.9)      (1.3)      (2.5)      (1.6)      (5.6)     (14.2)
                                                         --------   --------   --------   --------   --------   --------   --------
GAAP Operating loss                                      $   (2.4)  $   (3.2)  $   (4.3)  $   (5.7)  $   (5.9)  $  (15.6)  $  (23.0)
                                                         ========   ========   ========   ========   ========   ========   ========
Non-GAAP net loss                                        $   (2.0)  $   (2.2)  $   (3.5)  $   (3.6)  $   (5.0)  $  (11.3)  $  (10.9)
Non-GAAP adjustments:
      Special charges and reorganization items               (0.1)       0.3        0.7        1.5        0.4        2.4        5.9
      Cost of sales - relating to MOD II closure                -          -          -          -        0.3          -        2.8
      Cost of sales relating to inventory adjustments         0.5          -          -          -          -        0.5          -
      Amortization of intangible assets                       0.4        0.5        0.5        0.5        0.6        1.9        3.7
      Non-cash stock-based compensation                       0.1        0.1        0.1        0.5        0.3        0.8        1.9
                                                         --------   --------   --------   --------   --------   --------   --------
    Total non-GAAP adjustments                                0.9        0.9        1.3        2.5        1.6        5.6       14.2
                                                         --------   --------   --------   --------   --------   --------   --------
GAAP Net loss                                            $   (2.9)  $   (3.1)  $   (4.8)  $   (6.1)  $   (6.6)  $  (16.9)  $  (25.1)
                                                         ========   ========   ========   ========   ========   ========   ========
GAAP basic or diluted weighted average shares
 outstanding                                                 16.6       16.4       16.3       16.3       16.2       16.4       16.3
GAAP basic or diluted loss per share                     $  (0.17)  $  (0.19)  $  (0.29)  $  (0.38)  $  (0.41)  $  (1.03)  $  (1.54)
                                                         ========   ========   ========   ========   ========   ========   ========
Reconciliation of Cash Flow From Operating
    Activities to Adjusted EBITDA

Cash used by operating activities                        $   (0.6)  $   (1.9)  $   (2.2)  $   (1.5)  $   (4.1)  $   (6.4)  $   (2.8)
    Provision for income taxes                                0.7          -        0.7        0.6        0.8        2.0        2.4
    Deferred income taxes                                       -          -          -          -          -          -          -
    Asset impairments                                        (0.5)         -          -          -          -       (0.5)      (3.7)
    Interest income                                          (0.2)      (0.2)      (0.2)      (0.2)      (0.1)      (0.8)      (0.3)
    Non-cash stock-based compensation                        (0.1)      (0.1)      (0.1)      (0.5)      (0.3)      (0.8)      (1.9)
    Changes in operating assets and liabilities              (0.7)         -       (1.3)      (2.9)      (1.1)      (4.7)     (10.6)
                                                         --------   --------   --------   --------   --------   --------   --------
EBITDA                                                   $   (1.4)  $   (2.2)  $   (3.1)  $   (4.5)  $   (4.8)  $  (11.2)  $  (16.9)
                                                         --------   --------   --------   --------   --------   --------   --------
    Non-cash stock-based compensation                         0.1        0.1        0.1        0.5        0.3        0.8        1.9
    Costs relating to MOD II closure                            -          -                              0.3          -        2.8
    Special charges (credits) (1)                            (0.1)       0.3        0.7        1.5        0.4        2.4        5.9
                                                         --------   --------   --------   --------   --------   --------   --------
Adjusted EBITDA                                          $   (1.4)  $   (1.8)  $   (2.3)  $   (2.5)  $   (3.8)  $   (8.0)  $   (6.3)
                                                         ========   ========   ========   ========   ========   ========   ========

                                   ZiLOG, INC.
              NON-GAAP SELECTED QUARTERLY & YEAR-END FINANCIAL DATA
               INCLUDIG NON-GAAP TO GAAP RECONCILIATIONS
          (Amounts in millions except percentages, selected key metrics and per share amounts)
                                   (UNAUDITED)

                                                         ----------------------------------------------------   -------------------
                                                                          THREE MONTHS ENDED                    TWELVE MONTHS ENDED
                                                         ----------------------------------------------------   -------------------
                                                         MAR. 31,   DEC. 31,   SEP. 30,   JUN. 30,   MAR. 31,   MAR. 31,   MAR. 31,
                                                           2006       2005       2005       2005       2005       2006       2005
                                                         --------   --------   --------   --------   --------   --------   --------
OTHER SELECTED FINANCIAL DATA
    Depreciation and amortization                        $    0.7   $    0.6   $    0.6   $    0.6   $    0.6   $    2.5   $    2.4
    Amortization of fresh-start intangibles                   0.4        0.5        0.5        0.5        0.6        1.9        3.7
    Cost of sales - relating to MOD II closure                  -          -          -          -        0.3          -        2.8
    Special charges and reorganization items                 (0.1)       0.3        0.7        1.5        0.4        2.4        5.9
    Stock-based compensation                                  0.1        0.1        0.1        0.5        0.3        0.8        1.9
    Capital expenditures                                      0.4        2.0        1.1        0.7        0.4        4.2        3.9

NET SALES - BY BUSINESS UNIT
    Micrologic products - Embedded Flash                 $    1.6   $    1.9   $    2.0   $    1.3   $    1.1   $    6.8   $    3.9
    Micrologic products - Non Flash                          14.2       11.5       13.6       14.1       13.7       53.4       59.7
                                                         --------   --------   --------   --------   --------   --------   --------
    Total Micrologic                                         15.8       13.4       15.6       15.4       14.8       60.2       63.6
                                                         --------   --------   --------   --------   --------   --------   --------
    Other products                                            4.4        4.2        4.9        5.2        5.4       18.6       22.8
                                                         --------   --------   --------   --------   --------   --------   --------
    Total - Base Business                                    20.2       17.6       20.5       20.6       20.2       78.8       86.4
                                                         --------   --------   --------   --------   --------   --------   --------
    Foundry services                                            -          -          -          -          -          -        3.4
                                                         --------   --------   --------   --------   --------   --------   --------
      Total net sales                                    $   20.2   $   17.6   $   20.5   $   20.6   $   20.2   $   78.8   $   89.8
                                                         ========   ========   ========   ========   ========   ========   ========

NET SALES - BY CHANNEL
    OEM                                                  $    8.9   $    7.6   $    8.9   $    9.3   $   10.1   $   34.8   $   44.7
    Distribution                                             11.3       10.0       11.6       11.3       10.1       44.0       45.1
                                                         --------   --------   --------   --------   --------   --------   --------
      Total net sales                                    $   20.2   $   17.6   $   20.5   $   20.6   $   20.2   $   78.8   $   89.8
                                                         ========   ========   ========   ========   ========   ========   ========

NET SALES - BY REGION
    America's                                            $    8.1   $    7.5   $    8.0   $    8.3   $    9.4   $   31.9   $   45.6
    Asia (including Japan)                                    9.0        7.8       10.0        9.6        8.2       36.4       32.9
    Europe                                                    3.1        2.3        2.5        2.7        2.6       10.5       11.3
                                                         --------   --------   --------   --------   --------   --------   --------
      Total net sales                                    $   20.2   $   17.6   $   20.5   $   20.6   $   20.2   $   78.8   $   89.8
                                                         ========   ========   ========   ========   ========   ========   ========

SELECTED KEY INDICES
--------------------
    Days sales outstanding                                     42         47         42         46         56         44         51
    Net sales to inventory ratio (annualized)                10.6        8.8        8.9        8.2        7.6        9.1        7.4
    Weeks of inventory at distributors                         10         11         10         10         13         10         12
    Current ratio                                             1.9        2.0        2.2        2.3        2.5        2.1        2.7

ABOUT ZiLOG, INC.

Founded in 1974, ZiLOG won international acclaim for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of 8-bit micro logic devices. It designs and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs approximately 500 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and our products, visit the Company's website at: ww.ZiLOG.com. ZiLOG, Z8Encore! eZ80Acclaim! and Z8Encore!XP are registered trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

CAUTIONARY STATEMENTS

This release may contain forward-looking statements (including those related to our revenue outlook and our financial guidance for our first fiscal quarter of
2007) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, our competitors may introduce or market embedded Flash products which are perceived as superior to ours or cost less and or provide additional functionality, and as a result our embedded Flash business may suffer. Design wins are defined as the projected two-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not come to fruition. Whether or not ZiLOG achieves anticipated revenue from design wins depends on how quickly the Company is able to bring design wins into production and whether or not the project in question is a commercial success. Notwithstanding changes that may occur with respect to matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. ZiLOG, however, reserves the right to update such statements or any portion thereof at any time for any reason.

The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Form 10-K for the fiscal period ended March 31, 2006.

For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.

                                      # # #

ZiLOG, Z8, Z80, EZ80 Z8 ENCORE! and Encore!XP are registered trademarks of ZiLOG, Inc. in the United States and in other countries. EZ80ACCLAIM! and CRIMZON are trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

----------
Source: ZiLOG, Inc. www.ZiLOG.com

                                   ZiLOG, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in millions except per share data)

                                                   THREE MONTHS ENDED         TWELVE MONTHS ENDED
                                                  -------------------   ------------------------------
                                                  MAR. 31,   MAR. 31,   MAR. 31,   MAR. 31,   DEC. 31
                                                    2006       2005       2006       2005       2004
                                                  --------   --------   --------   --------   --------
Net sales                                         $   20.2   $   20.2   $   78.8   $   89.8   $   95.6
Cost of sales                                         11.4       12.5       45.4       52.1       52.2
Gross margin                                           8.8        7.7       33.4       37.7       43.4
Gross margin %                                          44%        38%        42%        42%        45%
Operating expenses:
     Research and development                          5.0        5.2       21.0       21.1       20.9
     Selling, general and administrative               5.9        7.4       23.7       30.1       29.6
     Special charges and reorganization items         (0.1)       0.4        2.4        5.9        5.9
     Amortization of intangible assets                 0.4        0.6        1.9        3.7        4.2
                                                  --------   --------   --------   --------   --------
      Total operating expenses                        11.2       13.6       49.0       60.7       60.6
                                                  --------   --------   --------   --------   --------
Operating loss                                        (2.4)      (5.9)     (15.6)     (23.0)     (17.2)

Other income (expense):
     Interest income                                   0.3        0.2        0.8        0.3        0.3
     Interest expense                                    -          -          -          -       (0.2)
     Other, net                                       (0.1)      (0.1)      (0.2)         -          -
                                                  --------   --------   --------   --------   --------
Loss before provision for income taxes                (2.2)      (5.8)     (15.0)     (22.7)     (17.1)
Provision for income taxes                             0.7        0.8        1.9        2.4        1.4
                                                  --------   --------   --------   --------   --------
Net loss                                          $   (2.9)  $   (6.6)  $  (16.9)  $  (25.1)  $  (18.5)
                                                  ========   ========   ========   ========   ========

Basic and diluted net loss per share              $  (0.17)  $  (0.41)  $  (1.03)  $  (1.54)  $  (1.16)
                                                  ========   ========   ========   ========   ========

Weighted=average shares used in computing basic
     and dilutive net loss per share                  16.6       16.2       16.4       16.3       16.0
                                                  ========   ========   ========   ========   ========

                                   ZiLOG, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                          MARCH 31,    MARCH 31,
                                                            2006         2005
                                                         ----------   ----------
                                     ASSETS
Current assets:
    Cash and cash equivalents                            $     27.0   $     33.6
    Accounts receivable, net                                    9.6         12.5
    Inventories                                                 7.6         10.6
    Deferred tax asset                                          0.4          2.7
    Prepaid expenses and other current assets                   2.2          2.8
                                                         ----------   ----------
Total current assets                                           46.8         62.2
                                                         ----------   ----------

  Assets held for sale                                          1.8          3.4
  Property, plant and equipment, net                            7.5          5.9
  Goodwill                                                      6.7          8.6
  Intangible assets, net                                        4.8          6.7
  Other assets                                                  4.0          5.6
                                                         ----------   ----------
Total Assets                                             $     71.6   $     92.4
                                                         ==========   ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                       $      9.9   $     11.5
  Accrued compensation and employee benefits                    2.5          3.0
  Estimate due to ZiLOG-Mod III Inc. Series A                                  -
    Preferred sharholders on liquidation of subsidiary          2.5            -
  Other accrued liabilities                                     2.9          4.7
  Deferred income on shipments to distributors                  6.1          6.0
                                                         ----------   ----------
   Total current liabilities                                   23.9         25.2
                                                         ----------   ----------

Deferred tax liability                                          0.4          2.7
Other non-current liabilities                                   5.5          6.6
                                                         ----------   ----------
   Total liabilities                                           29.8         34.5
                                                         ----------   ----------

Stockholders' equity (deficiency):
  Common stock                                                  0.2          0.2
  Deferred stock compensation                                  (0.6)        (0.4)
  Additional paid-in capital                                  123.2        122.1
  Treasury stock                                               (7.2)        (7.1)
  Accumulated deficit                                         (73.8)       (56.9)
                                                         ----------   ----------
   Total stockholders' equity                                  41.8         57.9
                                                         ----------   ----------
Total liabilities and stockholders' equity               $     71.6   $     92.4
                                                         ----------   ----------

                                   ZiLOG, INC.
                   UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                                  (in millions)

                                                                         THREE MONTHS ENDED          TWELVE MONTHS ENDED
                                                                         -------------------   ------------------------------
                                                                         MAR. 31,   MAR. 31,   MAR. 31,   MAR. 31,   DEC. 31
                                                                           2006       2005       2006       2005       2004
                                                                         --------   --------   --------   --------   --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                                 $   (2.9)  $   (6.6)  $  (16.9)  $  (25.1)  $  (18.5)
Adjustments to reconcile net loss to net cash used
     by operating activities:
     Amortization of fresh-start intangible assets                            0.4        0.6        1.9        3.7        4.2
     Goodwill Adjustment                                                      1.5          -        1.9        8.3        8.3
     Disposition of Operating Assets                                            -          -          -        0.2        0.2
     Deferred income tax assets and liabilities                                 -          -          -       (6.6)      (9.9)
     Depreciation and amortization                                            0.7        0.6        2.6        2.4        3.0
     Gain on Sale of Mod II Assets                                              -          -          -       (1.7)      (1.7)
     Impairment of long lived assets and assest held for sale                 0.5          -        0.5        5.4        5.4
     Stock-based compensation                                                 0.1        0.3        0.7        1.9        2.0
Changes in operating assets and liabilities:
     Accounts receivable                                                     (0.3)      (2.5)       2.9        3.9        3.0
     Inventories                                                              0.4        1.5        3.1        1.1       (2.5)
     Prepaid expenses and other current and non-current assets                0.4        1.6        2.1        1.1        2.8
     Accounts payable                                                        (0.2)      (0.8)      (1.6)       1.1        3.7
     Accrued compensation and employee benefits                                 -        0.4       (0.6)      (0.8)      (1.2)
     Other accrued liabilities, deferred income on shipments to
        distributors, income taxes and accrued special charges               (1.2)       0.8       (3.0)       2.3        0.7
                                                                         --------   --------   --------   --------   --------
        Net cash used by operating activities                                (0.6)      (4.1)      (6.4)      (2.8)      (0.5)
                                                                         --------   --------   --------   --------   --------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from disposal of assets held for Sale and MOD III assets        4.6        0.2        4.6        6.1        5.9
     Reimbursement of MOD III Sustaining Costs                               (0.7)         -       (0.7)         -          -
     Capital expenditures                                                    (0.4)      (0.4)      (4.2)      (3.9)      (4.4)
                                                                         --------   --------   --------   --------   --------
        Cash used by investing activities                                     3.5       (0.2)      (0.3)       2.2        1.5
                                                                         --------   --------   --------   --------   --------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from public stock offering net of offering expenses               -          -          -        2.8       24.4
     Repayments of short-term debt                                              -          -          -       (4.3)      (5.0)
     Proceeds from issuance of common stock under
      employee stock plans                                                      -        0.2        0.2        0.7        0.5
     Payments for stock redemptions                                             -          -       (0.1)      (5.0)      (5.2)
                                                                         --------   --------   --------   --------   --------
        Cash provided (used in) financing activities                            -        0.2        0.1       (5.8)      14.7
                                                                         --------   --------   --------   --------   --------

Increase (decrease) in cash and cash equivalents                              2.9       (4.1)      (6.6)      (6.4)      15.7
Cash and cash equivalents at beginning of period                             24.1       37.7       33.6       40.0       22.0
                                                                         --------   --------   --------   --------   --------
Cash and cash equivalents at end of period                               $   27.0   $   33.6   $   27.0   $   33.6   $   37.7
                                                                         ========   ========   ========   ========   ========

               FOOTNOTES TO EARNINGS RELEASE FINANCIAL STATEMENTS
                      FOR THE PERIOD ENDED MARCH 31, 2006

NOTE 1 - FISCAL YEAR END CALENDAR CHANGE AND SARBANES-OXLEY COMPLIANCE
----------------------------------------------------------------------

On December 29, 2005, the Company's Board of Directors unanimously adopted resolutions to change its fiscal year end from December 31 to March 31. The Company revised its fiscal year so that its audit work can be performed during non-peak periods with its independent accountants which the Company believes will result in cost savings over the long-term.

As previously stated, the Company has also identified deficiencies in its information technology controls, including the need to improve its Segregation of Duties (SOD) as it relates to the use of its key information systems modules and to improve its General Computing Controls (GCC) compliance and documentation.

The Company with the assistance of consultants deployed an established practice of Segregation of Duties during the March 31, 2006 quarter. Following from this manual control process, the Company is currently implementing a module to allow the systematic control and management of access to its key systems so as to ensure enhanced control over systems access and segregation of activities. The Company has completed an activity review where SOD was considered inadequate and has found no irregularities. Additionally, the Company has implemented expanded GCC and continues to test and remediate these identified deficiencies. To date, the Company has uncovered no items that would indicate that a material weakness exists around its information systems although testing and remediation is still in process.

In December, 2005 the Securities and Exchange Commission adopted a change in its accelerated filer rules such that a company with a public market capitalization, that is the number of shares of its common stock held by non-affiliates multiplied by its trading price per share as of the last day of its second fiscal quarter, of less than $50 million may be considered a non-accelerated filer and as such is exempt from Item 308 (a) and (b) of Regulation S-K (Management's Annual Report on Internal Control Over Financial Reporting and Attestation Report of the Registered Public Accounting Firm). At September 30, 2005, the Company was below this measure and as such is not required and will not include such report and attestation effective for its fiscal year ended March 31, 2006.

NOTE 2 - ASSETS SALE AND ZILOG MOD III INC.
-------------------------------------------

In February, 2006, the Company completed the sale of certain assets to Micron Technology, Inc for a total consideration of $5.0 million. These assets and related consideration were 1) the dormant 8" wafer fabrication facility and associated land owned by ZiLOG Mod III Inc for $3.9 million, and 2) 19 acres of vacant land owned by ZiLOG, Inc for $1.1 million. ZiLOG Mod III, Inc. is a special non-consolidated entity established by ZiLOG, Inc. in 2002 to hold the Mod III assets pending their sale. The cost of the transaction was $0.3 million and has been apportioned on a prorated basis to the related assets sold.

This transaction represents the sale of the remaining assets of ZiLOG Mod III Inc. and, as such, the Company's shareholders have voted to liquidate the non-consolidated entity and distribute the remaining net proceeds to the ZiLOG Mod III, Inc. Series A Preferred Shareholders at the conclusion of the liquidation process. The costs to liquidate ZiLOG Mod III, Inc. are estimated to be $0.2 million. It is anticipated that approximately $2.5 million will be distributed to holders of ZiLOG Mod III, Inc. Series A Preferred Stock on the liquidation of the subsidiary and as such this estimated amount due has been recorded in the consolidated financial statements of the Company at March 31, 2006. The estimated distribution to the ZiLOG Mod III, Inc. shareholders is net of reimbursement to ZiLOG of costs it has incurred totaling approximately $0.8 million. These costs include sustaining costs incurred by ZiLOG on behalf of ZiLOG Mod III, Inc. since the last sale of assets and distribution to ZiLOG Mod III, Inc. Series A Preferred shareholders in 2004.

NOTE 3 - GOODWILL AND OTHER NON-CURRENT LIABILITIES
---------------------------------------------------

During the quarter ended March 31, 2006 the Company recorded a reduction in Goodwill and a corresponding reduction in Other Non-current Liabilities of $1.5 million. Certain non-current liabilities were considered no longer required as a result of the completion of income tax assessments for certain of the Company's legal and taxable entities. As these liabilities were established during 2002 as a result of fresh start accounting reversal of such liabilities that are considered no longer required are adjusted to Goodwill.